SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under ss.240.14a -12

                           QUICKSILVER RESOURCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
[ ]  Item 22(a)(2) of Schedule 14A
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:


     2)  Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously by written preliminary  materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2)  Form Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           QUICKSILVER RESOURCES INC.
                                Fort Worth, Texas

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, May 20, 2003

To the Stockholders:

     The 2003 annual meeting of stockholders (the "Annual Meeting") of Quicksilver Resources Inc. (the "Company") will be held on Tuesday, May 20, 2003, at 9:00 a.m. local time, at 777 West Rosedale Street, Fort Worth, Texas 76104, for the following purposes:

     (1) To elect three directors to the second class of directors to serve until their successors are duly elected and qualified;

     (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

     (3) To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

     The close of business on April 11, 2003 is the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                By order of the Board of Directors

                                /s/ Chris Cirone

April 21, 2003                  Chris Cirone
                                Vice President, General Counsel and
                                Secretary

                                TABLE OF CONTENTS


                                                                           Page
Notice of Annual Meeting of Stockholders
Solicitation and Revocability of Proxies....................................1
Election of Directors (Item 1)..............................................2
     Information Regarding Nominees.........................................2
     Directors Continuing in Office.........................................4
     Family Relationships...................................................5
     Compensation of Directors..............................................6
     Directors' Meetings and Committees of the Board of Directors...........6
     Security Ownership of Management and Certain Beneficial Holders........8
     Section 16(a) Beneficial Ownership Reporting Compliance...............10
     Executive Compensation................................................11
     Compensation Committee Report on Executive Compensation...............14
     Audit Committee Report................................................16
     Independent Public Accountants........................................17
     Stockholder Return Performance Presentation...........................18
     Transactions with Management and Certain Stockholders.................19
Appointment of Auditors (Item 2)...........................................20
Other Matters (Item 3).....................................................20
Stockholder Proposals......................................................20
Appendix A- Audit Committee Charter

                           QUICKSILVER RESOURCES INC.
                            777 West Rosedale Street
                             Fort Worth, Texas 76104
                                 (817) 665-5000


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Tuesday, May 20, 2003, at 9:00 a.m. local time, at 777 West Rosedale Street, Fort Worth, Texas 76104, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock").

     The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 21, 2003.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy:

     o    by execution and submission of a revised proxy;

     o    by written notice to the secretary of the Company; or

     o    by voting in person at the Annual Meeting.

     In the absence of such revocation, shares represented by the proxy will be voted at the Annual Meeting.

     At the close of business on April 11, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 21,120,028 shares of Common Stock, each of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

     The Company's annual report to stockholders for the year ended December 31, 2002, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                                     ITEM 1.
                              ELECTION OF DIRECTORS


     The Company's Amended and Restated Certificate of Incorporation and Amended Bylaws provide that the number of directors which constitute the whole number of members of the Board of Directors shall not be less than three or more than nine. The Board of Directors is divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The Board of Directors presently consists of eight directors, three in the first class, three in the second class and two in the third class. The term of office of the current second class of directors expires at the Annual Meeting or as soon thereafter as their successors are elected and qualified. The terms of office of the directors in the third class expire on the date of the 2004 annual meeting and the terms of office of the directors in the first class expire on the date of the 2005 annual meeting.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute another person as management's nominee or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

     Each of Messrs. Glenn Darden, W. Yandell Rogers, III and James A. Hughes has been nominated for the office of director of the Company as a member of the second class of directors. Messrs. Darden, Rogers and Hughes have consented to be named in this proxy statement and to serve as directors if elected. Each currently serves as a director of the Company as a member of the second class of directors.

     A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

                         Information Regarding Nominees

     The following table sets forth the names, ages as of March 31, 2003, and principal occupations of the nominees for director positions to be filled at the Annual Meeting, other directorships in certain companies held by them and the date of their first service as a director of the Company. Each such person has continuously served as a director since the date of his first service. Additional information concerning each nominee follows the table.


                                                                                              Director
Name                             Principal Occupation and Directorships                       Since          Age

Glenn Darden                     President  and  Chief  Executive  Officer  of the  Company;  12/17/97       47
                                 Director of Mercury Exploration Company

W. Yandell Rogers, III           Chief Executive Officer of Priest River Ltd.                 3/3/99         40

James A. Hughes                  President  and  Chief  Operating  Officer  of Enron  Global  7/24/01        40
                                 Assets;  Director of numerous wholly-owned  subsidiaries of
                                 Enron Corp.

     GLENN DARDEN has served on the Company's Board of Directors since December 1997. Prior to that time, he served with Mercury Exploration Company, one of the Company's largest stockholders, for 18 years, and for the last five of those 18 years, was the Executive Vice President of that company. Prior to working for Mercury, Mr. Darden worked as a geologist for Mitchell Energy Corporation, now Devon Energy Corp. He graduated from Tulane University in 1979 with a BA in Earth Sciences. Mr. Darden became a director and Vice President of MSR Exploration Ltd., a company with which the Company merged in 1997, on March 7, 1997, and was named President and Chief Operating Officer of MSR on January 1, 1998. He served as the Company's Vice President until he was elected President and Chief Operating Officer on March 4, 1999. Mr. Darden became the Chief Executive Officer of the Company in November 1999.

     W. YANDELL ROGERS, III is currently Chief Executive Officer of Priest River Ltd., a privately owned holding company. He served as an executive officer of Ridgway's, Inc., based in Houston, Texas, from July 1997 until March 2002, ending his service as Ridgway's Chief Executive Officer. Until March 2002, Ridgway's was the largest privately held reprographics firm in the United States, with more than 60 locations nationwide. Mr. Rogers graduated from Southern Methodist University in 1986 with a BBA in Finance. He was elected a director of MSR in 1997 and, at the time of the Company's merger with MSR, became one of the Company's directors.

     JAMES A. HUGHES has served on the Company's Board of Directors since July 24, 2001. Currently, Mr. Hughes is the President and Chief Operating Officer of Enron Global Assets and is responsible for all of Enron's energy infrastructure businesses (primarily natural gas pipelines and electric power generating plants) outside North America. Prior to his present position, Mr. Hughes held a number of senior management positions with the Enron organization. He also has experience with a major Houston, Texas law firm where he specialized in corporate finance and securities transactions. Mr. Hughes received a JD from the University of Texas at Austin School of Law in May 1988 and obtained a Certificate of Completion in International Business Law from Queen Mary's College, University of London in May 1987. He received a BBA from the Southern Methodist University, Edwin L. Cox School of Business in May 1985.

                         Directors Continuing in Office

     The first class of directors, whose present term of office as directors will continue after the meeting and expire at the 2005 annual meeting of stockholders, includes Thomas F. Darden, D. Randall Kent and Mark J. Warner. The third class of directors, whose present term of office as directors will continue after the meeting and expire at the 2004 annual meeting of stockholders, includes Anne Darden Self and Steven M. Morris. The following table sets forth the names, ages as of March 31, 2003, and principal occupations of the members of the first class and third class of directors, other directorships in certain companies held by them and the date of their first service as a director of the Company. Each such person has continuously served as a director since the date of his or her first service. Additional information concerning each director follows the table.

                                                                                               Director
Name                             Principal Occupation and Directorships                        Since         Age
Thomas F. Darden                 Chairman  of the Board of the  Company;  Director of Mercury  12/17/97      49
                                 Exploration Company

D. Randall Kent                  Retired Vice President of General Dynamics Corporation        3/3/99        77

Mark J. Warner                   Senior Vice President of Growth Capital Partners, L.P.        3/3/99        39

Anne Darden Self                 Vice  President - Human  Resources of the Company;  Director  9/1/99        45
                                 of Mercury Exploration Company

Steven M. Morris                 President of Morris & Company                                 3/3/99        51

     THOMAS F. DARDEN has served on the Company's Board of Directors since December 1997. He also served at that time as President of Mercury Exploration Company. During his term as President of Mercury, Mercury developed and acquired interests in over 1,200 producing wells in Michigan, Indiana, Kentucky, Wyoming, Montana, New Mexico and Texas. Mr. Darden graduated from Tulane University in 1975 with a BA in Economics. Prior to joining the Company, Mr. Darden had been employed by Mercury or its parent corporation, Mercury Production Company, for 22 years. He became a director and the President of MSR Exploration Ltd. on March 7, 1997. On January 1, 1998, he was named Chairman of the Board and Chief Executive Officer of MSR. He was elected the Company's President when the Company was formed and then Chairman of the Board and Chief Executive Officer on March 4, 1999, the date of the Company's acquisition of MSR. He served as the Company's Chief Executive Officer until November 1999.

     D. RANDALL KENT is a retired Vice President of General Dynamics Corporation. He joined General Dynamics/Fort Worth Division in 1949 and served in various engineering management positions, including Vice President and Chief Engineer of the F-16 Fighter Program. Following his retirement in 1991, Mr. Kent served as a consultant to the Lockheed-Martin Corporation. He graduated from Louisiana State University in 1947 with a BS in Mechanical Engineering, and from Cornell University in 1949 with an MS in Engineering. Mr. Kent was elected a director of MSR in 1997 and, upon the merger of MSR with the Company, became one of the Company's directors.

     MARK J. WARNER is currently a Senior Vice President of Growth Capital Partners, L.P., an investment and merchant banking firm, and head of its Austin, Texas office. From 1987 to 1989, Mr. Warner was a reservoir engineer with Marathon Oil Company in Lafayette, Louisiana working in the offshore Gulf of Mexico. From 1989 to 1993, he served as manager of petroleum engineering for Remington Oil Company (formerly Box Energy) in Dallas, Texas. From 1995 to July 2000, Mr. Warner was with Enron Corp. in Houston, Texas. He last served Enron as a Director in Enron North America's finance group. In 1985, Mr. Warner received a BS in Geological Engineering from the University of Missouri-Rolla. He received an MPE from the University of Oklahoma in 1987. In 1995, he received an MBA with a finance emphasis from the Edwin L. Cox School of Business at Southern Methodist University in Dallas. Mr. Warner was elected as one of the Company's directors at the 1999 meeting of stockholders.

     ANNE DARDEN SELF has served on the Company's Board of Directors since September 1999, and she became the Company's Vice President-Human Resources in July 2000. She is also currently President of Mercury, where she has worked since 1992. From 1988 to 1991, she was with BancPLUS Savings Association in Houston, Texas. She was employed as Marketing Director and then spent three years as Vice President of Human Resources. She worked from 1987 to 1988 as an Account Executive for NW Ayer Advertising Agency. Prior to 1987, she spent several years in real estate management. She attended Sweet Briar College and graduated from the University of Texas in Austin in 1980 with a BA in History.

     STEVEN M. MORRIS is a Certified Public Accountant and President of Morris & Co., a private investment firm in Houston, Texas. From 1988 to 1991, he was Vice President of Finance for ITEX Enterprises, Inc. From 1981 to 1988, Mr. Morris was Financial Vice President of Hanson Minerals Company, a Houston-based oil and gas exploration company. From 1978 to 1981, he was a partner in the certified public accounting firm of Haley & Morris. He served with the Houston office of Arthur Young and Company from 1974 to 1977. Mr. Morris was elected a director of MSR in October 1994. At the time of the merger of MSR with the Company on March 4, 1999, Mr. Morris became one of the Company's directors.

                              Family Relationships

     Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.

                            Compensation of Directors

     Directors receive no cash remuneration for serving on the Board of Directors but are reimbursed for reasonable expenses incurred by them in attending meetings.

     On February 5, 2002, the Board of Directors determined that director compensation for each non-employee director of the Company for a full year of service during 2002 should be $25,000, payable in options on Common Stock. Options were granted with:

     o a strike price of $17.02 per share, the closing price of Common Stock on the New York Stock Exchange on February 5, 2002;

     o a vesting rate of 8.3333% per month beginning February 5, 2002, with full vesting on February 6, 2003; and

     o an expiration date of February 6, 2007.

     On March 11, 2003, the Board of Directors determined that director compensation for each non-employee director of the Company for a full year of service during 2003 should be $30,000, payable in the form of options on Common Stock. Options were granted with:

     o a strike price of $24.10 per share, the closing price of the Company's common stock on the New York Stock Exchange on March 10, 2003;

     o a vesting rate of 8.3333% per month beginning March 1, 2003, with full vesting on February 28, 2004; and

     o an expiration date of March 10, 2008.

          Directors' Meetings and Committees of the Board of Directors

     The Board of Directors held five meetings and took action by written consent seven times during 2002. Each director attended at least 75% of the aggregate total meetings of the Board of Directors and any committee on which such director served. The Company's Board of Directors has established four committees: a Compensation Committee; an Audit Committee; a Finance Committee; and a Nominating Committee.

Compensation Committee

     The Compensation Committee, which currently consists of Messrs. Morris, Hughes, Kent, Rogers and Warner, met three times formally during 2002, and took action by written consent twice. It also addressed matters informally during the year as necessary prior to meetings of the full Board of Directors. Its principal functions are to review and approve the compensation of the officers and other employees of the Company. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer.

     To date, no member of the Company's Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or its Compensation Committee.

Audit Committee

     The Audit Committee, which currently consists of Messrs. Morris, Hughes, Kent, Rogers and Warner, held three formal meetings during 2002, and took action by written consent once. It addressed matters with the Company's independent auditors and management on a quarterly basis in connection with the filing of the Company's Forms 10-Q. It also met informally as necessary during the year prior to meetings of the full Board of Directors. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the Company's accounting practices.

     The Board of Directors of the Company has adopted a written charter for the Audit Committee, a revised version of which was adopted by the Board of Directors on March 11, 2003. A copy of the revised Audit Committee Charter is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent, as such term is defined in the applicable sections of the New York Stock Exchange's listing standards.

Finance Committee

     The Finance Committee, which currently consists of Messrs. Thomas F. Darden, Glenn Darden, Morris and Warner, held no formal meetings during 2002, but took action by written consent once. It was established in July 2002 in connection with a public offering of Common Stock by the Company completed in November 2002, primarily for the purpose of determining the price for shares of Common Stock sold in the offering.

Nominating Committee

     The Nominating Committee, which currently consists of Messrs. Warner, Morris, Kent, Rogers and Hughes was established March 11, 2003. Its principal functions are to consider and recommend candidates for the Company's Board of Directors and committees of the Board of Directors.

                        Security Ownership of Management
                         and Certain Beneficial Holders

     The following table presents information regarding beneficial ownership of Common Stock as of March 31, 2003. The table presents the beneficial ownership for: each of the directors; each of the executive officers named in "Executive Compensation"; each person who the Company knows owns beneficially more than 5% of the issued and outstanding Common Stock; all of the executive officers and directors as a group; and the Darden family as a group.

     Unless otherwise indicated in the footnotes, each person listed has sole voting and dispositive power over the shares indicated as owned by that person, and the address of each stockholder is the same as the Company's address.

           Directors, Executive Officers and 5% Stockholders             Beneficial Share Ownership
           -------------------------------------------------             --------------------------
                                                                         Number of     Percent of
                                                                          Shares   Outstanding Shares
                               Directors
Glenn Darden (1)(3)..................................................    699,014         3.3%
Thomas F. Darden (1)(3)..............................................    714,482         3.4%
Anne Darden Self (1)(3)..............................................    566,592         2.7%
Steven M. Morris (2).................................................    307,781         1.5%
D. Randall Kent (2)..................................................     17,637          *
W. Yandell Rogers, III (2)...........................................     18,137          *
Mark J. Warner (2)...................................................     12,237          *
James A. Hughes (2)..................................................      9,935          *

                  Executive Officers not named above
Bill Lamkin (3)......................................................    146,570          *
Jeff Cook (3)........................................................    159,740          *
Robert N. Wagner (3).................................................     59,070          *
Directors and executive officers as a group (4) .....................  2,287,905        10.6%

                 Holders of 5% or more not named above
Mercury Exploration Company (5)(6)...................................  5,127,517        24.3%
Quicksilver Energy, L.C. (6).........................................  3,030,861        14.4%
Darden family group (7).............................................. 10,006,665        47.0%
Laird Norton Financial Group, Inc. (8)...............................  1,670,194         7.9%
Wentworth, Hauser & Violich (8)......................................  1,670,194         7.9%
---------
* Indicates less than 1%

(1) Includes with respect to each of Glenn Darden, Thomas F. Darden and Anne Darden Self 113,350, 133,110, and 95,200 shares, respectively, for which each is co-trustee for family member trusts, and 126,230 shares owned by the The Discovery Fund, a nonprofit corporation of which each is a director. Does not include shares beneficially owned by Mercury or Quicksilver Energy, L.C. ("QELC"). See footnotes 5 and 6.

(2) Includes with respect to each of Messrs. Morris, Kent, Rogers and Warner 10,018 option shares, and with respect to Mr. Hughes 7,935 option shares that were vested as of, or will vest within 60 days following, the date of this proxy statement. The address of Steven M. Morris is 952 Echo Lane, Suite 335, Houston, Texas 77024. The address of D. Randall Kent is 4421 Tamworth Road, Fort Worth, Texas 76116. The address of W. Yandell Rogers, III is 5711 Hillcroft, Houston, Texas 77036. The address of Mark J. Warner is P.O. Box 5246, Austin, Texas 78763. The address of James A. Hughes is P.O. Box 56486, Houston, Texas 77256.

(3) Number of shares indicated includes with respect to each of the following individuals option shares that were vested as of, or will vest within 60 days following, the date of this proxy statement: Glenn Darden 84,134; Thomas F. Darden 84,134; Anne Darden Self 1,389; Bill Lamkin 141,970; Jeff Cook 68,750 and Robert N. Wagner 45,880.

(4) Includes 474,264 shares subject to options exercisable within 60 days following the date of this proxy statement, 126,230 shares owned by The Discovery Fund and 170,830 shares held in trusts of which Darden family members are co-trustees. Does not include shares beneficially owned by Mercury or QELC. See footnotes 5 and 6.

(5) Each of Thomas F. Darden, Glenn Darden and Anne Darden Self are directors and stockholders of Mercury and, as such, share voting and investment power with respect to the 5,127,517 shares of the Company's common stock beneficially owned by Mercury. Each of these persons disclaims beneficial ownership of all such shares.

(6) Each of Mercury, Thomas F. Darden, Glenn Darden and Anne Darden Self are members of QELC and, as such, share voting and investment power with respect to the 3,030,861 shares of the Company's common stock beneficially owned by QELC. Each such person disclaims beneficial ownership of those shares.

(7) The Darden family group includes Mercury, QELC, The Discovery Fund, Lucy Darden, Thomas F. Darden, Glenn Darden, Anne Darden Self and eight Darden family trusts which together presently control 9,837,008 shares of the Company's common stock, representing approximately 46.4% of the Company's outstanding shares, and beneficially 10,006,665 shares, representing approximately 47% of the Company's outstanding shares.

(8) Information presented is made in reliance on statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. The filing by Laird Norton Financial Group, Inc. and Wentworth, Hauser & Violich was made in February 2003 as a joint filing indicating shared voting power over 1,670,194 shares of the Company's common stock. The addresses of the two entities are 801 Second Avenue, Suite 1600, Seattle, Washington 98104 and 353 Sacramento Street, Suite 600, San Francisco, California 94111, respectively.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Compliance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company during, and with respect to, fiscal 2002, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance with Section 16(a), with the following exceptions:

     Mark J. Warner filed a Form 4 on March 11, 2002 for a transaction that took place February 2, 2002 and Houston Kauffman, formerly a reporting officer of the Company, filed a Form 4 on October 10, 2002 for a transaction that took place on October 1, 2002.

                             Executive Compensation

     The following Summary Compensation Table sets forth the annual and long-term compensation for the Company's chief executive officer and the four most highly-compensated executive officers other than the chief executive officer.

Summary Compensation Table

                                                                                              Long Term
                                                      Annual Compensation                Compensation Awards

                                                                                 Restricted Stock
                                                                                      Awards
         Name and Principal                                                            ($)             Securities
              Position                                                                                 Underlying
                                                                                                      Options (#)
                                           Year        Salary ($)    Bonus ($)
Glenn Darden                               2002         188,100       45,000            -                    5,508
President and                              2001         180,000       50,000            -                    8,333
Chief Executive Officer                    2000         150,000     100,020(2)          49,980(3)           81,356

Thomas F.  Darden                          2002         188,100       45,000            -                    5,508
Chairman of the Board and                  2001         180,000       50,000            -                    8,333
former Chief Executive Officer             2000         150,000     100,020(2)          49,980(3)           81,356

Bill Lamkin                                2002         169,290       35,000            -                    4,284
Executive Vice President and Chief         2001         162,000       37,500            -                    6,250
Financial Officer                          2000         135,000                         45,080(3)         173,220
                                                                    89,920(2)

Jeff Cook(1)                               2002         156,750       37,500            -                    4,590
Senior Vice President                      2001         150,000       37,500            -                    6,250
                                           2000         130,000                         43,120(3)         100,000
                                                                    86,880(2)

Robert N. Wagner                           2002         120,175       22,500            -                    2,754
Vice President-Reserve Group               2001         115,000       25,000            -                    4,167
                                           2000         100,000                         33,320(3)           79,237
                                                                    66,680(2)

(1) Jeff Cook was elected as an officer in October 2000.

(2) Bonuses equal to 100% of the officers' salaries were granted for the year ended December 31, 2000, payable two-thirds in cash and one-third in Common Stock. These amounts represent the two-thirds cash amounts of such bonuses paid on February 1, 2001.

(3) These amounts represent the one-third stock amount of the bonuses described in note (2) above. Restricted stock awards were made based upon a per share price of $9.80, the last reported sales price for Common Stock on the American Stock Exchange on February 1, 200l. The restricted stock awards vested on February 1, 2002, and there were no unvested restricted stock awards held by the executive officers named above as of December 31, 2002. No dividends were paid on the restricted stock awards.

Stock Options Granted in 2002

     The following table contains information concerning stock option grants made to the executive officers named in the Summary Compensation Table appearing above during the fiscal year ended December 31, 2002. No stock appreciation rights were granted to the individuals during 2002. Each option has a maximum term of 5 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

                                  Number of     % of Total
                            Securities      Options                                   Potential Realizable Value at
                            Underlying    Granted to      Exercise                       Assumed Annual Rates of
                             Options       Employees      Price per     Expiration    Stock Price Appreciation for
         Name              Granted (1)    in 2002(2)      Share ($)        Date              Option Term (3)
         ----              -----------    ----------      ---------        ----              ---------------

                                                                                          5% ($)         10% ($)
                                                                                          ------         -------

Glenn Darden                  5,508          17.2%          22.08         2/11/08         33,600         74,248

Thomas F. Darden              5,508          17.2%          22.08         2/11/08         33,600         74,248

Bill Lamkin                   4,284          13.4%          22.08         2/11/08         26,134         57,749

Jeff Cook                     4,590          14.3%          22.08         2/11/08         28,000         61,873

Robert N. Wagner              2,754          8.6%           22.08         2/11/08         16,800         37,124

------------------------

(1) The options vest as to one-third of the option shares on each of February 11, 2004, February 11, 2005 and February 11, 2006.

(2) The aggregate number of options granted to employees in 2002 was 32,003, none of which have expired. The Company granted these options on February 11, 2003, representing compensation earned in 2002 by the employees.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Potential realizable value is determined by multiplying the per share market price of the grant, $22.08, and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option (5 years)), subtracting the exercise price per share from the product, and multiplying the remainder by the number of securities underlying the grant at fiscal year end.

Stock Option Exercises and Fiscal Year-End Option Values

     The following table contains certain information concerning the value of unexercised options at December 31, 2002.

                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                                                                  Options                  In-The-Money Options
                                                            at December 31, 2002          at December 31, 2002(1)
                                                            --------------------          -----------------------

                        Shares Acquired       Value
Name                    on Exercise (#)     Realized    Exercisable   Unexercisable    Exercisable    Unexercisable
----                    ---------------     ---------   -----------   -------------    ------------   -------------
                                               ($)                                         ($)              ($)

Glenn Darden                 11,428          100,681       57,015         32,674        1,034,293         543,770


Thomas F. Darden             11,428          100,681       57,015         32,674        1,034,293         543,770


Bill Lamkin                     -               -         117,563         61,907        1,948,530         994,234


Jeff Cook                       -               -          68,750         37,500        1,033,646         536,752


Robert N. Wagner                -               -          27,801         29,190         475,259          484,135


-----------------
(1) The fair market value of the options for the year ended December 31, 2002 is based upon a market value per share of $22.43, which was the closing price of the Common Stock on December 31, 2002.

             Compensation Committee Report on Executive Compensation

     The Compensation Committee's principal duties are to review and approve the compensation of the officers and other employees of the Company. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer. The Compensation Committee of the Board of Directors is composed of Messrs. Morris, Kent, Rogers, Hughes and Warner, each of whom is a non-employee director of the Company.

     The Compensation Committee reviews and approves executive compensation, establishes target profit goals, makes grants of long-term incentives and determines the compensation to be paid to the chief executive officer and each of the other officers of the Company. The goal of the executive compensation program is to reward executives for their performance and enhancement of stockholder value.

     The Compensation Committee believes that compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also serve to align the interests of executive officers with those of stockholders. To achieve these ends, in addition to a competitive yet modest base salary, the Company has adopted incentive compensation plans that are dependent upon the Company's performance.

Base Salary

     While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has established a philosophy of generally providing more conservative base salaries coupled with incentive compensation opportunities that strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Compensation Committee intends to review the executive group's salaries on a biannual basis and adjust them if they deviate substantially from the average for other companies and salary levels implied by other market data.

Incentive Compensation

     Under previously established bonus arrangements for executive officers of the Company, the Company's executive officers are eligible for bonuses in addition to their salaries each year equal to up to 100% of their salary.

Stock Option and Retention Stock Plan

     The Company's 1999 Stock Option and Retention Stock Plan was adopted by the Board of Directors on October 8, 1999 and was approved by the stockholders at the June 6, 2000 annual meeting of stockholders. Such plan authorizes the Compensation Committee to award incentive stock options, non-qualified stock options, stock appreciation rights and retention stock awards for up to 1.3 million shares of Common Stock to key employees of the Company. Options generally have five-year terms, with exercise restrictions that lapse over a three-year period.

     The 1999 Stock Option and Retention Stock Plan is designed to promote and closely align the interests of officers and employees with those of the stockholders of the Company by providing stock based compensation. The plan is intended to strengthen the Company's ability to reward performance which enhances long-term stockholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the Company's ability to attract and retain an outstanding employee and executive team.

Chief Executive Officer Compensation

     As described above, the Company's executive compensation philosophy, applicable to the compensation of the Company's current chief executive officer, Glenn Darden, is to provide a competitive, but conservative, base salary and incentive compensation based upon the Company's performance. The Compensation
Committee believes there is necessarily some subjectivity in setting cash compensation of the Company's executive officers and does not use predetermined performance criteria when setting such cash compensation. In determining appropriate cash compensation levels, the Compensation Committee subjectively and quantitatively analyzes the individual's performance, the performance of the Company and the individual's contribution to that performance. The primary factor considered in setting bonus levels is growth in areas such as assets, available cash flow, net income per share, and stock price per share. The Compensation Committee also considers the executive's level and scope of responsibility, experience, and the compensation practices of competitors for executives of similar responsibility.

     Base Salary. Glenn Darden received an annual salary of $188,100 in 2002. The salary was established in part by comparison with salaries paid by larger competitors with the Company.

     Incentive Compensation. Glenn Darden was awarded a cash bonus of $45,000 for the year 2002 and an option to acquire 5,508 shares of Common Stock of the Company. The option was granted at a strike price of $22.08 and will vest as to one-third of the option shares on each of February 11, 2004, February 11, 2005 and February 11, 2006.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the chief executive officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain "performance based" compensation. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes; however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

                Compensation Committee of the Board of Directors

                     Steven M. Morris      W. Yandell Rogers, III
                      D. Randall Kent      Mark J. Warner
                                   James A. Hughes

                             Audit Committee Report

     The Audit Committee of the Company's Board of Directors is responsible for assisting the Board of Directors of the Company in monitoring the integrity of the financial statements of the Company, compliance by the Company with legal and regulatory requirements and the independence, selection and performance of the Company's internal and external auditors. The consolidated financial statements of the Company for the year ended December 31, 2002 were audited by Deloitte & Touche LLP.

     As part of its activities, the Committee has:

     o Reviewed and discussed the audited financial statements of the Company with management;

     o Reviewed and discussed the quarterly reviewed condensed financial statements of the Company with management;

     o Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61;

     o Received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1; and

     o    Discussed with Deloitte & Touche LLP the auditor's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the year ended December 31, 2002 be included in applicable filings with the SEC on Form 10-K.

                    Audit Committee of the Board of Directors

                     Steven M. Morris      W.Yandell Rogers, III
                      D. Randall Kent      Mark J. Warner
                                 James A. Hughes

                         Independent Public Accountants

     We have elected to disclose fees billed to us by Deloitte & Touche LLP in accordance with the newly adopted SEC rules amending the requirements for disclosure of audit and audit-related fees.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's quarterly reports on Form 10-Q and the comfort letters to underwriters were $303,000 for the year ended December 31, 2002 and $210,000 for the year ended December 31, 2001.

Audit Related Fees

     The aggregate fees billed by Deloitte & Touche LLP for assurance and related services related to the performance or review of the Company's financial statements and not described above under "Audit Fees" were $21,000 for 2002 and $34,000 for 2001. In 2002, the audit-related services included audits of the Company's benefit plan. In 2001, audit-related services included accounting consultation related the derivative standard implementation.

Tax Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning were $40,000 for 2002 and $10,000 for 2001.

All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP for products and services other than those described above were none for 2002 and $50,000 for 2001. In 2001, the other fees consisted of a systems documentation and compliance project.

Pre-Approval Policies and Procedures

     The Audit Committee's pre-approval policies and procedures for engagements of Deloitte & Touche LLP are contained within the Charter for the Audit Committee attached as Appendix A. Any and all engagements of the Company's outside auditors, whether for auditing or non-auditing services, must be approved by the Audit Committee. Subsequent to July 2002, 100% of the services performed for the Company by Deloitte & Touche LLP were approved by the Audit Committee.

                   Stockholder Return Performance Presentation

     As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared assuming $100 was invested in Common Stock, the S&P 500 and the Dow Jones Secondary Oils Index on February 28, 1999 at the market price of Common Stock of $7.50 per share and the closing price of the stocks comprising the S&P 500 and the Dow Jones Secondary Oils Index on such date. Although the Company's Common Stock, which traded on the American Stock Exchange until October 22, 2001 and now trades on the New York Stock Exchange, did not begin trading on the American Stock Exchange until March 5, 1999, it has been assumed for purposes of the graph that the Common Stock began trading on February 28, 1999 and that its closing price on that date was the same as the closing price on March 5, 1999.

                                [GRAPHIC OMITTED]

                                      2/28/1999        12/31/1999       12/31/2000      12/31/2001     12/31/2002

Quicksilver Resources Inc.               100               58              128             254            299

S&P 500                                  100              119              107              93             71

Dow Jones Secondary Oils Index           100              134              214             197            201

              Transactions with Management and Certain Stockholders

     At March 31, 2003, the Darden Family had a 47% beneficial ownership interest in the Company, including shares owned directly, and shares owned by Mercury Exploration Company and Quicksilver Energy, L.C., companies controlled by the Dardens.

     Effective July 1, 2000, the Company purchased the natural gas producing, gathering, transmission and marketing assets of, and 65% of Voyager Compression Services, LLC, a gas compression company, from Mercury for $18 million. Following the purchase, Mercury continued to own 33% of Voyager, and Jeff Cook, an officer of the Company, continued to own 2%. An independent appraiser determined the fairness, from a financial point of view, of the $18 million purchase price and the non-related party members of the Board of Directors of the Company approved the purchase. During the first eight months of 2002, the Company purchased approximately $5.6 million of compressors, maintenance and related services from Voyager on terms as favorable as those granted to third parties. Also during 2002, the Company paid $849,000 for principal and interest on the note payable to Mercury associated with the acquisition of assets from Mercury. The balance of the note was $1,920,000 at December 31, 2002.

     With concurrence from the other members of Voyager, the Company determined early in 2002 that Voyager's business operations should be discontinued and that Voyager should be dissolved. In August of 2002, Voyager sold its compressor fabrication operations and machine shop services to an unrelated third party for approximately $2.5 million, and the assumption for three years of a ten-year lease obligation of Voyager.

     Effective September 1, 2002, in order to terminate all business arrangements between the Company and Voyager, the Company paid approximately $2.2 million to Voyager, representing the net present value to Voyager of 132 compressor service agreements providing for fixed monthly payments by the Company to Voyager over terms ranging from 1 to 72 months. The Company also paid Voyager approximately $1.57 million as the purchase price for substantially all remaining assets and equipment of Voyager.

     As part of the cancellation of Voyager's remaining lease obligations to a Mercury affiliate, Voyager received approximately $844,000 from the Mercury affiliate as reimbursement for leasehold improvements made by Voyager. Voyager then paid the Mercury affiliate approximately $440,000, representing the present value of remaining rental payments due by Voyager.

     Non-related party members of the Company's Board of Directors, functioning as the Audit Committee of the Board, fully reviewed and then approved all of the transactions involved with discontinuance of Voyager's business operations. They determined that the transactions were fair to the Company both as a customer of Voyager and as majority owner of Voyager.

     The Company and its associated entities paid $743,000 in 2002 for rent on buildings owned by a Mercury affiliate. Rental rates were determined based on comparable rates charged by third parties.

                                     ITEM 2.
                             APPOINTMENT OF AUDITORS

     The Audit Committee of the Company's Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2003. The Company is advised that no member of Deloitte & Touche LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The Board of Directors recommends that stockholders vote FOR ratification of this appointment.

     In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will be offered the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                     ITEM 3.
                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                              STOCKHOLDER PROPOSALS

Stockholder Proposals for Annual Meeting in 2004

     Proposals by stockholders to be considered for inclusion in the Company's proxy materials for the annual meeting in 2004 must be received by the Company's secretary at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104, no later than December 24, 2003. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended.

Other Stockholder Business at Annual Meeting in 2004

     For other business to be introduced at the annual meeting in 2004, including proposals not submitted pursuant to Rule 14a-8 for inclusion in the Company's proxy materials, stockholders must send advance notice in writing to the Company's secretary. To be timely, notice must be received no later than March 21, 2004 and no earlier than February 19, 2004. The advance notice must also meet the other requirements of Article II, Section 12 of the Company's By-Laws. You may obtain a copy of the Company's By-Laws by writing to the Company's secretary, Chris Cirone.

Stockholder Nominations of Directors

     The directors and Nominating Committee will consider candidates for election as director as recommended by stockholders. Any such recommendation, together with the person's qualifications and consent to being considered as a nominee, should be sent in writing to the Company's secretary on or before November 30 of the year preceding the annual meeting to permit adequate time for review by the Committee. Stockholders intending to nominate a candidate for election as director at the annual meeting in 2004 must give advance notice in writing to the Company's secretary. To be timely, notice must be received no later than March 21, 2004 and no earlier than February 19, 2004. The advance notice must also meet the other requirements of Article II, Section 13 of the Company's By-Laws.

By order of the Board of Directors

/s/ Chris Cirone

Chris Cirone
Vice President, General Counsel and Secretary
April 21, 2003

                                   APPENDIX A

                       CHARTER FOR THE AUDIT COMMITTEE OF

                             THE BOARD OF DIRECTORS

I.       Purpose

The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

     o Oversee management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls to ensure: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; and
          (iii) proper performance of the Company's internal audit function.

     o Select, determine the compensation of and monitor the independence and performance of the Company's outside auditors.

     o Provide an avenue of communication among the outside auditors, management and the Board.

     o Prepare the report that SEC rules require be included in the Company's annual proxy statement.

The Committee has the authority to conduct any investigation to enable it to fulfill its responsibilities. It shall have direct access to all Company personal and to the outside auditors and the power to retain independent counsel, accountants and others to assist the Committee.


II.      Composition and Meetings

The Committee's composition shall meet the independence requirements of the New York Stock Exchange. The Committee shall meet at least four times annually and shall be comprised of not less than three directors, each of whom shall be independent and free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If a Committee Chair is not designated by the Board or present at a meeting, the members of the Committee may designate a Chair by majority vote of the members of the Committee who are present. A majority of the members of the Committee shall constitute a quorum.

III.     Responsibilities and Duties

The Committee's principal responsibly is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors work. The Committee's specific responsibilities are as follows:

     o The outside auditors are ultimately accountable to the Committee. In connection therewith, the Committee shall:

          (i) Request from the outside auditors annually and review a formal written report describing: such firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and all relationships between the outside auditors and the Company.

          (ii) Discuss with the outside auditors any disclosed relationships between such firm and the Company and their impact on the outside auditors' independence.

          (iii)Present its conclusions with respect to the outside auditors to the full Board and recommend that the Board take appropriate action in response to the outside auditors' report.

     o The Committee shall review and discuss with management and the outside auditors, the audited financial statements to be included in the Company's Annual Report on Form 10-K, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation," prior to filing with the Securities and Exchange Commission ("SEC"), or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K, and review and consider with the outside auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61. The Committee shall review with management and the outside auditors any impact on the financial statements of any new or proposed changes in accounting principals or legal or regulatory requirements.

     o The Committee, prior to filing each quarterly report on Form 10-Q with the SEC, shall review with management and the outside auditors the Company's interim financial results to be included in such, and the matters required to be discussed by SAS No. 61.

     o The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     o As appropriate, the Committee shall obtain advice and assistance from outside legal accounting or other advisors.

     o The Committee shall discuss policies with respect to risk assessment and risk management.

     o At least quarterly, the Committee shall meet separately and discuss with management, the internal auditors (or other personnel responsible for the internal audit function) and the outside auditors the quality, appropriateness and adequacy of the Company's internal controls and accounting principals applied in its financial reporting. The Committee will meet separately with the chief executive and chief financial officers of the Company at least annually to review the financial affairs of the Company at such time as it deems appropriate to review the outside auditors' examination and management report, and may do so in executive session when and as deemed appropriate.

     o The Committee shall review with the outside auditor any audit problems or difficulties and management's response.

     o The Committee shall set clear hiring policies for employees or former employees of the outside auditors.

     o The Committee shall review and evaluate the independence, performance and compensation of the outside auditors, and annually make the appointment of the outside auditors or approve any discharge or replacement of the outside auditors should circumstances warrant. Any and all engagements of the outside auditors, whether for auditing or non-auditing services, shall be subject to approval by the Committee.

     o The Committee shall review and reassess the adequacy of this Charter a least annually. The charter shall be submitted to the Board for approval and shall be published in accordance with SEC regulations.

     o The Committee shall submit a report to shareholders for inclusion in the Company's annual proxy statement as required by SEC rules.

     o    In  addition  to  the  above  responsibilities,   the  Committee  will
          undertake such other duties as the Board delegates to it, and will report at least annually to the Board regarding the Committee's examinations and recommendations.


IV.      Minutes, Reports and Evaluation

The Committee will maintain written minutes of its meetings that will be filed with the minutes of the meetings of the Board.

The Committee will report periodically to the Board regarding the Committee's activities, which will be incorporated as a part of the minutes of the Board at which those activities are presented.

On an annual basis, a performance evaluation of the Committee shall be undertaken by the full Board.

                                     PROXY

QUICKSILVER RESOURCES INC.
777 WEST ROSEDALE STREET, FORT WORTH, TEXAS 76104

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUICKSILVER RESOURCES INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2003.

The undersigned hereby appoints Bill Lamkin and John Gremillion and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. on Tuesday, May 20, 2003 at 777 West Rosedale Street, Fort Worth, Texas 76104, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREIN. AS TO SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES LISTED HEREON ACCORDING TO THEIR DISCRETION.

Please mark your votes as indicated in this example: /X/

          PROPOSAL 1: ELECTION OF DIRECTORS

     / /      FOR all nominees          / /      WITHHOLD AUTHORITY
              listed below (except               to vote for all nominees
              as marked to                       listed below
              contrary)

     Nominees:

     Glenn Darden
     W. Yandell Rogers, III
     James A. Hughes

INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, strike through the nominee's name above.

          PROPOSAL 2: APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY

              /   /      FOR   /   /   AGAINST   /   /   ABSTAIN

Please check the following box if you plan to attend the annual meeting of stockholders in person. / /

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                     Dated: ________________________ , 2003



                      -------------------------------------
                                    Signature


                      -------------------------------------
                                    Signature

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN. IF A CORPORATION, SIGN IN CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.